Exhibit 23.1




                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 2-80978, 33-4042, 33-27203, 33-29498, 33-46968 and 33-51691) and Form S-3 (Nos.
33-11920, 33-15793, 33-17614, 33-21984, 33-23058, 33-25634, 33-31319,
33-45847, 33-69230, 33-55347 and 33-46292) of Triton Energy Corporation of our
report dated February 14, 1995, except for Notes 1 and 4, as they relate to the discontinued operations of the aviation sales and services segment, which are dated as of August 24, 1995 appearing on page F-2 of this Form 8-K.




Price Waterhouse LLP

Dallas, Texas
August 24, 1995